EXHIBIT 99.3
Unaudited Pro Forma Condensed Consolidated Financial Statements
On September 7, 2006, Ligand Pharmaceutical Incorporated (the “Company” or “Ligand”), Eisai Inc., a Delaware corporation and Eisai Co., Ltd., a Japanese company (together with Eisai Inc., “Eisai”), entered into a purchase agreement (the “Oncology Purchase Agreement”) pursuant to which Eisai has agreed to acquire all of the Company’s worldwide rights in and to the Company’s oncology product line, including, among other things, all related inventory, equipment, records and intellectual property, and assume certain liabilities (together “Oncology” or the “Oncology Product Line”) as set forth in the Oncology Purchase Agreement. The Oncology Product Line includes the Company’s four marketed oncology drugs: ONTAK, Targretin capsules, Targretin gel and Panretin gel. Pursuant to the Oncology Purchase Agreement, at closing, the Company will be paid a $205.0 million cash payment, $20.0 million of which will be funded into an escrow account to support any indemnification claims. On October 25, 2006, the Company consummated the sale of Oncology. The Company expects to account for the disposition of the Oncology product line as a discontinued operation in its consolidated financial statements.
On October 25, 2006, the Company entered into an agreement (the “Sale Leaseback”) with Slough Estates USA, Inc. to sell the real properties at its corporate headquarters located in San Diego, California. Under the terms of the agreement, Slough Estates USA, Inc. (the “Buyer”) has agreed to purchase all real properties (land, building and improvements) known as 10275 Science Center Drive, 10265 Science Center Drive and 10285 Science Center Drive in San Diego, California for a purchase price of approximately $47.6 million. In addition, the Company is leasing back the building at 10275 Science Center Drive from the Buyer as its corporate headquarters office, with a lease term of fifteen years through 2021. Under the terms of the lease, the Company will pay a basic annual rent, which is subject to an annual fixed percentage increase, and management fees, property taxes and other necessary expenses associated with the lease. As a condition of the sale, the Company will pay off its outstanding mortgage for the property. The transaction is expected to close on or before November 27, 2006.
The following unaudited pro forma condensed consolidated financial statements illustrate the effects the Company’s sale of Oncology and the Sale Leaseback entered into by the Company for the Company’s corporate offices in San Diego, California (together, the “Transactions”), as these Transactions have not yet been fully reflected in the Company’s historical financial statements.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 gives effect to the Transactions as if they occurred as of that date. The unaudited pro forma condensed consolidated statements of operations give effect to the Sale Leaseback as if it occurred on January 1, 2005 and give effect to the sale of Oncology as if it occurred on January 1, 2003, as Oncology is expected to be reported as a discontinued operation in the Company’s consolidated financial statements. The Sale Leaseback has not been reflected in the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2004 and 2003, as it will not be reported as a discontinued operation in the Company’s consolidated financial statements. The unaudited pro forma condensed consolidated financial statements have been derived from, and should be read, in conjunction with the Company’s historical consolidated financial statements, including the notes thereto, in the Company’s Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have been achieved had the Transactions described above occurred on the dates indicated or that may be expected to occur in the future as a result of such transactions.

The unaudited pro forma condensed consolidated balance sheet reflects significant assets and liabilities associated with Oncology product line that will remain for a period of time with the Company subsequent to the proposed dispositions. Accordingly, the unaudited pro forma condensed consolidated balance sheet may not reflect the ongoing financial position of the Company. The unaudited pro forma condensed consolidated statements of operations exclude revenues and expenses directly attributable to Oncology and the Sale Leaseback. As such, the unaudited pro forma condensed consolidated statements of operations do not reflect a reduction of general corporate allocations or other non-direct costs which may occur as a result of the Transactions.

LIGAND PHARMACEUTICALS INCORPORATED
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2006
(In thousands except share data)

		Oncology		Other		Pro Forma As
	As Reported	Adjustments		Adjustments		Adjusted

ASSETS
Current assets:
Cash and cash equivalents	$41,615	$182,268	B	$47,642	G	$258,737
				(719)	G
				(11,669)	G
				(400)	G
Short-term investments	19,168	—		—		19,168
Accounts receivable, net	18,667	—		—		18,667
Current portion of inventories, net	8,467	(5,545)	A	—		2,922
Other current assets	25,986	(1,620)	C	—		24,366

Total current assets	113,903	175,103		34,854		323,860
Restricted investments	1,826	—		—		1,826
Long-term portion of inventories, net	5,211	(5,211)	A	—		—
Property and equipment, net	21,561	(12)	A	(14,666)	G	6,883
Acquired technology, product rights and royalty buy-down, net	139,766	(52,869)	A	—		86,897
Other assets	3,665	(2,176)	A	—		1,489

Total assets	$285,932	$114,835		$20,188		$420,955

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$19,460	$—		$—		$19,460
Accrued liabilities	58,302	3,526	D	1,964	G	94,400
		21,194	E	2,309	H
		7,105	H
Current portion of deferred revenue	143,102	(35,565)	C	—		107,537
Current portion of co-promote termination liability	45,046	—		—		45,046
Current portion of equipment financing obligations	2,146	(8)	F	—		2,138
Current portion of long-term debt	356	—		(356)	G	—

Total current liabilities	268,412	(3,748)		3,917		268,581
Long-term debt	139,463	—		(11,313)	G	128,150
Long-term portion of co-promote termination liability	94,261	—		—		94,261
Long-term portion of equipment financing obligations	2,851	(14)	F	—		2,837
Long-term portion of deferred revenue	4,100	(1,553)	C	—		2,547
Other long-term liabilities	3,002	(584)	A	27,498	G	29,916

Total liabilities	512,089	(5,899)		20,102		526,292

Commitments and contingencies
Common stock subject to conditional redemption; 997,568 shares issued and outstanding at June 30, 2006	12,345	—		—		12,345
Stockholders’ deficit:
Common stock, $0.01 par value; 200,000,000 shares authorized; 77,730,044 shares issued at June 30, 2006	78	—		—		78
Additional paid-in capital	751,547	—		—		751,547
Accumulated other comprehensive income	30	—		—		30
Accumulated deficit	(989,246)	120,734	I	86	I	(868,426)

	(237,591)	120,734		86		(116,771)
Treasury stock at cost, 73,842 shares	(911)	—		—		(911)

Total stockholders’ deficit	(238,502)	120,734		86		(117,682)

	$285,932	$114,835		$20,188		$420,955

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

LIGAND PHARMACEUTICALS INCORPORATED
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2006
(In thousands except share data)

		Oncology		Other		Pro Forma As
	As Reported	Adjustments		Adjustments		Adjusted

Revenues:
Product sales	$95,311	$(29,165)	J	$—		$66,146
Collaborative research and development and other revenues	4,092	(113)	J	—		3,979

Total revenues	99,403	(29,278)		—		70,125

Operating costs and expenses:
Cost of products sold	20,006	(9,038)	J	—		10,968
Research and development	26,113	(7,568)	J	(323)	K	19,692
				1,470	L
Selling, general and administrative	46,988	(8,966)	J	(149)	K	38,475
				602	L
Accretion of deferred gain on sale leaseback	—	—		(982)	M	(982)
Co-promotion	21,880	—		—		21,880
Co-promote termination charges	132,507	—		—		132,507

Total operating costs and expenses	247,494	(25,572)		618		222,540

Loss from operations	(148,091)	(3,706)		(618)		(152,415)

Other income (expense):
Interest income	1,160	—		—		1,160
Interest expense	(12,223)	50	J	425	K	(11,748)
Other, net	1,002	—		—		1,002

Total other expense, net	(10,061)	50		425		(9,586)

Loss before income taxes	(158,152)	(3,656)		(193)		(162,001)

Income tax expense	(35)	35	J	—		—
		1,464	J	(1,464)	J

Net loss	$(158,187)	$(2,157)		$(1,657)		$(162,001)

Basic and diluted per share amounts:
Net loss	$(2.03)					$(2.08)

Weighted average number of common shares	78,021,236					78,021,236

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

LIGAND PHARMACEUTICALS INCORPORATED
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2005
(In thousands except share data)

		Oncology		Other		Pro Forma As
	As Reported	Adjustments		Adjustments		Adjusted

Revenues:
Product sales	$166,081	$(53,288)	J	$—		$112,793
Collaborative research and development and other revenues	10,527	(310)	J	—		10,217

Total revenues	176,608	(53,598)		—		123,010

Operating costs and expenses:
Cost of products sold	39,847	(16,757)	J	—		23,090
Research and development	56,075	(22,979)	J	(675)	K	35,516
				3,095	L
Selling, general and administrative	74,656	(18,488)	J	(261)	K	56,959
				1,052	L
Accretion of deferred gain on sale leaseback	—	—		(1,964)	M	(1,964)
Co-promotion	32,501	—		—		32,501

Total operating costs and expenses	203,079	(58,224)		1,247		146,102

Loss from operations	(26,471)	4,626		(1,247)		(23,092)

Other income (expense):
Interest income	1,890	—		—		1,890
Interest expense	(12,458)	244	J	871	K	(11,343)
Other, net	699	—		—		699

Total other expense, net	(9,869)	244		871		(8,754)

Loss before income taxes	(36,340)	4,870		(376)		(31,846)

Income tax expense	(59)	59	J	—		—

Net loss	$(36,399)	$4,929		$(376)		$(31,846)

Basic and diluted per share amounts:
Net loss	$(0.49)					$(0.43)

Weighted average number of common shares	74,019,501					74,019,501

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

LIGAND PHARMACEUTICALS INCORPORATED
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2004
(In thousands except share data)

		Oncology		Pro Forma As
	As Reported	Adjustments		Adjusted

Revenues:
Product sales	$120,335	$(50,865)	J	$69,470
Sale of royalty rights, net	31,342	—		31,342
Collaborative research and development and other revenues	11,835	(535)	J	11,300

Total revenues	163,512	(51,400)		112,112

Operating costs and expenses:
Cost of products sold	39,804	(21,540)	J	18,264
Research and development	65,204	(32,484)	J	32,720

Selling, general and administrative	65,798	(19,367)	J	46,431

Co-promotion	30,077	—		30,077

Total operating costs and expenses	200,883	(73,391)		127,492

Loss from operations	(37,371)	21,991		(15,380)

Other income (expense):
Interest income	1,096	—		1,096
Interest expense	(12,338)	332	J	(12,006)
Other, net	3,705	—		3,705

Total other expense, net	(7,537)	332		(7,205)

Loss before income taxes	(44,908)	22,323		(22,585)

Income tax expense	(233)	54	J	(179)

Net loss	$(45,141)	$22,377		$(22,764)

Basic and diluted per share amounts:
Net loss	$(0.61)			$(0.31)

Weighted average number of common shares	73,692,987			73,692,987

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

LIGAND PHARMACEUTICALS INCORPORATED
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2003
(In thousands except share data)

		Oncology		Pro Forma As
	As Reported	Adjustments		Adjusted

Revenues:
Product sales	$55,324	$(38,842)	J	$16,482
Sale of royalty rights, net	11,786	—		11,786
Collaborative research and development and other revenues	14,008	(310)	J	13,698

Total revenues	81,118	(39,152)		41,966

Operating costs and expenses:
Cost of products sold	26,557	(14,174)	J	12,383
Research and development	66,678	(37,029)	J	29,649

Selling, general and administrative	52,540	(17,764)	J	34,776

Co-promotion	9,360	—		9,360

Total operating costs and expenses	155,135	(68,967)		86,168

Loss from operations	(74,017)	29,815		(44,202)

Other income (expense):
Interest income	783	—		783
Interest expense	(11,142)	121	J	(11,021)
Other, net	(10,034)	—		(10,034)

Total other expense, net	(20,393)	121		(20,272)

Loss before income taxes and cumulative effect of a change in accounting principle	(94,410)	29,936		(64,474)

Income tax expense	(56)	56	J	—

Loss from continuing operations	$(94,466)	$29,992		$(64,474)

Basic and diluted per share amounts:
Net loss from continuing operations	$(1.34)			$(0.91)

Weighted average number of common shares	70,685,234			70,685,234

See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Basis of Pro Forma Presentation
On September 7, 2006, Ligand Pharmaceutical Incorporated (the “Company” or “Ligand”), Eisai Inc., a Delaware corporation and Eisai Co., Ltd., a Japanese company (together with Eisai Inc., “Eisai”), entered into a purchase agreement (the “Oncology Purchase Agreement”) pursuant to which Eisai has agreed to acquire all of the Company’s worldwide rights in and to the Company’s oncology product line, including, among other things, all related inventory, equipment, records and intellectual property, and assume certain liabilities (together “Oncology” or the “Oncology Product Line”) as set forth in the Oncology Purchase Agreement. The Oncology Product Line includes the Company’s four marketed oncology drugs: ONTAK, Targretin capsules, Targretin gel and Panretin gel. Pursuant to the Oncology Purchase Agreement, at closing, the Company will be paid a $205.0 million cash payment, $20.0 million of which will be funded into an escrow account to support any indemnification claims. On October 25, 2006, the Company consummated the sale of Oncology. The Company expects to account for the disposition of the Oncology product line as a discontinued operation in its consolidated financial statements.
On October 25, 2006, the Company entered into an agreement (the “Sale Leaseback”) with Slough Estates USA, Inc. (the “Buyer”) to sell the real properties at its corporate headquarters located in San Diego, California. Under the terms of the agreement, Slough Estates USA, Inc. has agreed to purchase all real properties (land, building and improvements) known as 10275 Science Center Drive, 10265 Science Center Drive and 10285 Science Center Drive in San Diego, California for a purchase price of approximately $47.6 million. In addition, the Company is leasing back the building at 10275 Science Center Drive from the Buyer as its corporate headquarters office, with a lease term of fifteen years through 2021. Under the terms of the lease, the Company will pay a basic annual rent, which is subject to an annual fixed percentage increase, and management fees, property taxes and other necessary expenses associated with the lease. As a condition of the sale, the Company will pay off its outstanding mortgage for the property. The transaction is expected to close on or before November 27, 2006.
The following unaudited pro forma condensed consolidated financial statements illustrate the effects the Company’s sale of Oncology and the Sale Leaseback entered into by the Company for the Company’s corporate offices in San Diego, California (together, the “Transactions”), as these Transactions have not yet been fully reflected in the Company’s historical financial statements.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 gives effect to the Transactions as if they occurred as of that date. The unaudited pro forma condensed consolidated statements of operations give effect to the Sale Leaseback as if it occurred on January 1, 2005 and the sale of Oncology as if it occurred on January 1, 2003, as Oncology is expected to be reported as a discontinued operation in the Company’s consolidated financial statements. The Sale Leaseback has not been reflected in the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2004 and 2003, as it will not be reported as a discontinued operation in the Company’s consolidated financial statements. The unaudited pro forma condensed consolidated financial statements have been derived from, and should be read, in conjunction with the Company’s historical consolidated financial statements, including the notes thereto, in the Company’s Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have been achieved had the Transactions described above occurred on the dates indicative or that may be expected to occur in the future as a result of such transactions.

The unaudited pro forma condensed consolidated balance sheet reflects significant assets and liabilities associated with Oncology product line that will remain for a period of time with the Company subsequent to the proposed dispositions. Accordingly, the unaudited pro forma condensed consolidated balance sheet may not reflect the ongoing financial position of the Company. The unaudited pro forma condensed consolidated statements of operations exclude revenues and expenses directly attributable to Oncology and the Sale Leaseback. As such, the unaudited pro forma condensed consolidated statements of operations do not reflect a reduction of general corporate allocations or other non-direct costs which may occur as a result of the Transactions.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
A.	Reflects the adjustments to the Company’s historical consolidated balance sheet for the specific assets and liabilities to be transferred to Eisai under the Oncology Purchase Agreement.

B.	Reflects the adjustments to cash and cash equivalents related to the sale of the Oncology Product Line as follows:
The amounts in thousands:

Oncology
Cash consideration	$205,000
Less: Cash held in escrow	(20,000)
Estimated transaction costs	(2,710)
Repayment of equipment financing obligations for equipment transferred to Eisai	(22)

Net cash proceeds from the sale of Oncology	$182,268

The Oncology Purchase Agreement requires a total of $20.0 million be held in escrow pending the resolution of certain contingencies. This amount has been excluded from the net sales consideration in the table above. If these contingencies are resolved in favor of Ligand and additional consideration is distributable, the additional consideration received will serve to increase the Company’s gain on the disposal of the Oncology product line.

As of the closing date of the Oncology transaction, the Company is required to transfer manufactured product inventory to Eisai of at least $9.8 million (the “Required Closing Date Inventory Value”). To the extent the actual inventory value is less than the Required Closing Date Inventory Value, the Oncology Purchase Agreement provides for a corresponding decrease to the purchase price. As of June 30, 2006, Oncology inventory exceeded $9.8 million. Furthermore, the Company believes that Oncology inventory exceeded $9.8 million on October 25, 2006. Accordingly, no such adjustment has been reflected in the accompanying unaudited pro forma condensed consolidated balance sheet. However, there can be no assurance that the actual inventory value as of the Oncology closing date did exceed the Required Closing Date Inventory, until final approval from Eisai is obtained.

C.	Reflects the removal of deferred revenue, deferred cost of products sold and deferred royalty cost related to sale of Oncology.

The Company accounts for domestic product shipments made to wholesalers for Oncology under the sell-through revenue recognition method. For these product sales, the Company records deferred revenue and classifies inventory held by the wholesaler as deferred cost of products sold within “other current assets”. The Company recognizes revenue when Oncology inventory is sold through to the wholesaler’s customers. Consequently, royalty cost associated with these product sales is also deferred until the product revenue is recognized. Upon closing of the Oncology transaction, the deferred revenue, deferred cost of products sold, and the deferred royalty cost associated with these product sales will be removed from Ligand’s balance sheet and recognized as part of the gain on the disposal of Oncology.

D.	Reflects adjustments to accrued liabilities related to Oncology for royalty payments, rebates and chargebacks.

The Company records accruals for royalty payments, rebates and chargebacks when product sales are recognized as revenue under the sell-through method. In connection with eliminating the deferred revenue balances associated with Oncology upon disposition (see Note C above), the Company will accrue for royalty payments, rebates and chargebacks related to product in the distribution channel which has not sold-through and for which the Company will retain the liability subsequent to the disposal of Oncology.

E.	Reflects adjustments to record an estimate of product in the wholesale distribution channels that could be returned based on estimated channel inventories as of June 30, 2006. Based on the terms of the Oncology Purchase Agreement, the Company is required to retain the obligation for returns for product shipped to wholesalers prior to the closing of the transaction.

F.	Reflects the repayment of equipment financing obligations related to equipment to be transferred to Eisai as a result of the Oncology sale.

G.	Reflects the sale and subsequent leaseback of the Company’s corporate office building and land in San Diego, California (the “Sale Leaseback”).

On October 25, 2006, the Company entered into a purchase agreement with Slough Estates USA Inc. (the “Buyer”) to sell the facilities encompassing the Company’s corporate headquarters and two land parcels. The total purchase price for the facilities and land was approximately $47.6 million. As a term of the purchase agreement, the Company will pay off the outstanding bank loan on the building, the balance of which approximated $11.7 million as of June 30, 2006. A prepayment penalty approximating $0.4 million is expected to be incurred (see Note I). Concurrently, the Company entered into a lease agreement (the “Lease”) with the Buyer dated October 25, 2006 to leaseback the office building housing the Company’s corporate headquarters. The Lease has a term of 15 years with an annual base rent, which is subject to an annual fixed percentage increase. The Sale Leaseback transaction will be recorded per Statement of Financial Accounting Standards No. 13, Accounting for Leases. The Company expects to record an immediate gain on the sale totalling approximately $2.8 million and defer a gain of approximately $29.5 million on the sale of the corporate headquarters, which will be recognized on a straight-line basis over the 15-year life of the lease at a rate of approximately $2.0 million per year.

H.	Reflects current tax liabilities for federal Alternative Minimum Tax (“AMT”) and certain state taxes associated with the sale of Oncology and the Sale Leaseback, based on the expected proceeds to be received in the current period. The release of escrow amounts for the Oncology sales transactions are expected to be taxable in the year received by the Company. There can be no assurance of the extent to which net operating loss carryforwards (“NOLs”) or tax credits will be available to offset or otherwise minimize any such taxable gain.

The estimated taxable gains on the disposition of Oncology and the Sale Leaseback have been reduced, fully for federal purposes and partially for state purposes, by the estimated utilization of net operating loss carryforwards (“NOLs”), which the Company has estimated to be available. However, the Company has not completed its analysis of the tax implications of the Transactions. Accordingly, the Company’s ability to utilize its NOLs and research and development credit carryforwards (“R&D Credits”) for State of California purposes may materially differ from the amounts assumed to be used in the unaudited pro forma condensed consolidated financial statements. In particular:
•	The Company’s expectation of federal tax to the extent of AMT is predicated upon the full value of the NOLs being available, which in turn is predicated on certain assumptions regarding the valuation of the Company’s intellectual property on the date of the Transactions and the dates of prior ownership changes, and certain tax elections and options which may be available to the Company. Changes to the valuations of intellectual property could result in material limitations on the Company’s ability to fully utilize such NOLs.

•	The Company has not completed its study of the availability of R&D Credits in the State of California. While the Company believes it has sufficient R&D credits to offset some or all of the taxable gains from the Transactions, it has assumed no R&D Credit utilization in the unaudited pro forma condensed consolidated financial statements, as it can not yet determine a reasonable estimate of the R&D Credits which ultimately may be available.
I.	Reflects estimated net gains, net of tax, on the sale of Oncology, the Sale Leaseback and extinguishment of the mortgage debt.

The amounts in thousands

Gain on Oncology Transaction
Adjusted cash consideration	$182,290
Total assets transferred	(65,813)
Total liabilities assumed	584
Other assets and liabilities removed and created upon disposal	10,778
Estimated tax on gain	(7,105)

Estimated net gain from Oncology transaction	$120,734

Gain on Sale Leaseback Transaction

Cash proceeds from Sale Leaseback, net of transaction costs of $719	$46,923
Carrying value of land sold	(5,176)
Carrying value of building sold	(5,778)
Carrying value of leasehold improvements sold	(3,712)

Total pre-tax gain on Sale Leaseback	32,257
Less: current portion of pre-tax deferred gain	1,964
Less: non-current portion of pre-tax deferred gain	27,498

Pre-tax gain immediately recognized on sale	2,795
Pre-tax loss on early extinguishment of debt	(400)
Estimated tax on gain	(2,309)

Estimated net current gain from Sale Leaseback transaction	$86

J.	Reflects adjustments to remove the results of operations directly attributable to the Oncology Product Line. Income tax expense has been computed using statutory rates on the pro forma adjustments to the extent of Product Line income. However, since the Company retains a full valuation allowance with respect to its net deferred tax assets, an offsetting adjustment has been reflected through other adjustments. A non-recurring net gain on sale has been excluded from the unaudited pro forma condensed consolidated statements of operations, but will be included in the Company’s consolidated statement of operations when the sale of Oncology is concluded.

K.	Reflects adjustments to reverse historical expenses for depreciation, mortgage interest and other operating expenses recorded in the Company’s historical consolidated financial statements for the Company’s corporate headquarters, which was sold in the Sale Leaseback.

L.	Reflects adjustments to record annual base rent expense of $3.7 million and annual executory costs of $0.4 million for the lease of the Company’s corporate headquarters entered into in connection with the Sale Leaseback. These expenses have been allocated to research and development expenses and selling, general, and administrative expenses in the unaudited pro forma condensed consolidated statements of operations using the Company’s historical allocation percentages.

M.	Reflects the accretion of the deferred gain resulting from the Sale Leaseback over the 15-year term of the related lease.